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                                                                    EXHIBIT 23.2
                                                                    ------------
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement, 333-86491, of Liberty Media Corporation on Form S-4 of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule, for the year ended December 31, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Kansas City, Missouri
November 4, 1999